Exhibit 99.1
Unity Reports First Quarter 2026 Financial Results
SAN FRANCISCO, May 7, 2026 -- Unity (NYSE: U), the world’s leading game engine, today announced financial results for the first quarter ended March 31, 2026.
“We are delivering exceptional revenue growth and margin expansion while executing on the most exciting product roadmap in Unity’s history,” said Matt Bromberg, President & CEO of Unity. “More games, more creators, and more game discovery are all fueling the growth in our business”.
Select revenue highlights for Q1 2026 are as follows:

	Three Months Ended March 31,
	2026	2025	YoY Change
Total Revenue	$508,238	$435,000	17%
Strategic Grow Revenue	$278,681	$186,934	49%
Strategic Create Revenue	$153,734	$133,309	15%
Total Strategic Revenue	$432,415	$320,243	35%
Non-Strategic Revenue[1]	$75,823	$114,757	(34)%
Q2 2026 Guidance2
•Total Revenue of $505 million to $515 million.
•Strategic Revenue of $455 million to $465 million, up 29% - 32% year-over-year
◦Strategic Grow Revenue of $302 million to $306 million, up 50% - 52% year-over-year
◦Strategic Create Revenue of $154 million to $158 million up 11% - 14% year-over-year, when excluding the impact of a $12 million one-time revenue item in the second quarter of 2025.
•Adjusted EBITDA of $130 million to $135 million, up 44% - 49% year-over-year
1 Consists primarily of revenue from (i) our ironSource Ad network, which was sunsetted effective April 30, 2026, and (ii) our Supersonic publishing business which we intend to divest.

2 These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
We have not reconciled our estimates for non-GAAP financial measures in this press release and in the earnings call referencing this press release to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our first quarter non-GAAP results included in this press release.

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Earnings Webcast
Unity will hold a public webcast at 8:30 a.m. ET today to discuss the results for its first quarter 2026. The live public webcast can be accessed on Unity’s Investor Relations website at https://investors.unity.com. The webcast replay will also be available on the site.
First Quarter 2026 Results:
Total Revenue Highlights:
•Revenue was $508 million, compared to $435 million in the first quarter 2025.
•Create Solutions revenue was $157 million, compared to $150 million in the first quarter 2025.
•Grow Solutions revenue was $352 million, compared to $285 million in the first quarter 2025.
Profitability Highlights:
•GAAP net loss was $347 million, with a margin of (68)%; GAAP basic and diluted net loss per share was $0.80.
•Adjusted EBITDA was $138 million, with a margin of 27%; adjusted EPS was $0.23.
•Net cash provided by operating activities was $71 million; free cash flow was $66 million.
Revenue
Revenue was $508 million, up 17% year-over-year. Strategic revenue was $432 million, up 35% year-over-year.
Create Solutions revenue was $157 million, up 4% year-over-year. The increase was driven by increases in subscription revenue, partially offset by decreases in cloud and hosting services revenue, driven by our portfolio reset in 2025.
Grow Solutions revenue was $352 million, up 24% year-over-year. The change was due to growth in the Unity Ad Network, driven by “Unity Vector”, partially offset by decreases in the IronSource Ad Network.
Basic and Diluted Net Loss per share
Basic and diluted net loss per share was $0.80, as compared to $0.19 for the same period in 2025.
Net Loss and Net Cash Provided by Operating Activities
Net Loss for the quarter was $347 million, which includes $279 million of impairment charges, related to the sunset of the ironSource Ads Network, and planned divestiture of our Supersonic game publishing business. This compares to a net loss of $78 million in the first quarter of 2025.
Net Loss margin was (68)%, compared to (18)% in the first quarter of 2025.
Net cash provided by operating activities for the quarter was $71 million, compared to $13 million in the first quarter of 2025.
Adjusted EBITDA, Free Cash Flow, and Adjusted EPS
Adjusted EBITDA for the quarter was $138 million, with a margin of 27%, compared to $84 million in the first quarter of 2025, with a margin of 19%. The year-over-year improvement was driven by higher revenue and continued cost control.
Free cash flow for the quarter was $66 million, compared to $7 million in the first quarter of 2025.
Adjusted EPS for the quarter was $0.23, compared to $0.24 in the first quarter of 2025.

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Liquidity
As of March 31, 2026, our cash and cash equivalents, and restricted cash was $2,146 million, and increased by $82 million, as compared with $2,064 million as of December 31, 2025. This increase was primarily driven by our operations.
About Unity
Unity [NYSE: U] offers a suite of tools to develop, deploy, and grow games and interactive experiences across all major platforms from mobile, PC, and console, to extended reality. For more information, visit Unity.com.

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UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	As of
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$2,140,861	$2,055,840
Accounts receivable, net	654,003	643,611
Prepaid expenses and other	128,467	113,012
Total current assets	2,923,331	2,812,463
Property and equipment, net	54,314	68,289
Goodwill	3,166,304	3,166,304
Intangible assets, net	262,624	650,544
Other assets	115,168	140,006
Total assets	$6,521,741	$6,837,606
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,648	$13,981
Accrued expenses and other	313,155	299,541
Publisher payables	393,016	431,494
Deferred revenue	229,506	224,405
Current portion of convertible notes	556,810	556,451
Total current liabilities	1,501,135	1,525,872
Convertible notes	1,679,560	1,678,899
Long-term deferred revenue	16,831	14,038
Other long-term liabilities	83,091	122,660
Total liabilities	3,280,617	3,341,469
Commitments and contingencies
Redeemable noncontrolling interests	259,168	252,637
Stockholders' equity:
Common stock, $0.000005 par value:
Authorized shares - 1,000,000 and 1,000,000
Issued and outstanding shares - 436,401 and 432,860	2	2
Additional paid-in capital	7,461,858	7,378,295
Accumulated other comprehensive loss	257	(2,156)
Accumulated deficit	(4,486,319)	(4,138,709)
Total Unity Software Inc. stockholders' equity	2,975,798	3,237,432
Noncontrolling interest	6,158	6,068
Total stockholders' equity	2,981,956	3,243,500
Total liabilities and stockholders' equity	$6,521,741	$6,837,606

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue	$508,238	$435,000
Cost of revenue	351,637	113,957
Gross profit	156,601	321,043
Operating expenses
Research and development	254,425	220,625
Sales and marketing	195,377	162,013
General and administrative	58,212	66,340
Total operating expenses	508,014	448,978
Loss from operations	(351,413)	(127,935)
Interest expense	(6,020)	(5,891)
Interest income and other income (expense), net	3,464	58,111
Loss before income taxes	(353,969)	(75,715)
Provision for (benefit from) Income taxes	(7,042)	2,192
Net loss	(346,927)	(77,907)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	683	(265)
Net loss attributable to Unity Software Inc.	(347,610)	(77,642)
Basic and diluted net loss per share attributable to Unity Software Inc.	$(0.80)	$(0.19)
Weighted-average shares used in computation of basic and diluted net loss per share	434,255	411,852

Net loss	(346,927)	(77,907)
Change in foreign currency translation adjustment	3,048	1,178
Comprehensive loss	$(343,879)	$(76,729)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	683	(265)
Foreign currency translation attributable to noncontrolling interest and redeemable noncontrolling interests	635	254
Comprehensive income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	1,318	(11)
Comprehensive loss attributable to Unity Software Inc.	$(345,197)	$(76,718)

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Operating activities
Net loss	$(346,927)	$(77,907)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	127,255	96,217
Stock-based compensation expense	77,165	98,790
Gain on repayment of convertible note	—	(42,744)
Impairment of intangible assets	270,506	—
Impairment of property and equipment	8,422	3,470
Impairment of investments	15,000	—
Other	1,469	(218)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(10,196)	21,022
Prepaid expenses and other	(18,398)	(10,602)
Other assets	9,334	10,023
Accounts payable	(5,238)	2,198
Accrued expenses and other	13,960	(21,029)
Publisher payables	(38,478)	(55,155)
Other long-term liabilities	(39,947)	(10,919)
Deferred revenue	7,359	(120)
Net cash provided by operating activities	71,286	13,026
Investing activities
Purchases of non-marketable investments	—	—
Purchases of intangible assets	—	—
Purchases of property and equipment	(4,829)	(5,718)
Net cash used in investing activities	(4,829)	(5,718)
Financing activities
Proceeds from issuance of convertible notes	—	690,000
Purchase of capped calls	—	(44,436)
Payment of debt issuance costs	—	(13,236)
Repayments of convertible note	—	(641,691)
Proceeds from issuance of common stock upon exercise of stock options and purchase of ESPP shares	11,643	21,611
Net cash provided by financing activities	11,643	12,248
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	3,688	4,197
Increase in cash, cash equivalents, and restricted cash	81,788	23,753
Cash, cash equivalents, and restricted cash, beginning of period	2,064,301	1,527,881
Cash, cash equivalents, and restricted cash, end of period	$2,146,089	$1,551,634

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About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
We define adjusted EBITDA as GAAP net income or loss excluding benefits or expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, restructurings and reorganizations, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as GAAP gross profit excluding expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted gross margin as adjusted gross profit as a percentage of revenue.
We define adjusted cost of revenue as GAAP cost of revenue, excluding expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted research and development expense as research and development expense, excluding expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted sales and marketing expense as GAAP sales and marketing expense, excluding expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted general and administrative expense as general and administrative expense excluding expenses associated with stock-based compensation, depreciation, and restructurings and reorganizations. We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment.
We define adjusted EPS as net income or loss excluding benefits or expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, restructurings and reorganizations, and the income tax impact of the preceding adjustments (cumulatively "adjusted net income"), increased by the tax effected impacts from any relevant dilutive securities, divided by the diluted weighted-average outstanding shares. The effective tax rate used in calculating adjusted EPS is estimated for each period, based on the net income or loss adjusted for the items noted above, and may differ from the effective rate used in our financial statements. Shares of common stock that are excluded in our calculation of GAAP diluted net loss per share due to their antidilutive impact on such calculations, are included in the diluted weighted average outstanding shares used in our calculation of adjusted EPS, to the extent they have a dilutive impact on adjusted EPS given the adjusted net income in each period.

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended
	March 31,
	2026	2025

Adjusted EBITDA reconciliation
Revenue	$508,238	$435,000
GAAP net loss	$(346,927)	$(77,907)
Add:
Stock-based compensation expense	$76,869	$95,316
Amortization of intangible assets expense	$117,414	$85,650
Depreciation expense	$9,841	$10,567
Impairment of intangible assets	$278,666	$—
Restructuring and reorganization costs	$6,903	$20,345
Interest expense	$6,020	$5,891
Interest income and other income (expense), net	$(3,464)	$(58,111)
Provision for (benefit from) income taxes	$(7,042)	$2,192
Adjusted EBITDA	$138,280	$83,943
GAAP net loss margin	(68)%	(18)%
Adjusted EBITDA margin	27%	19%

Adjusted gross profit reconciliation
GAAP gross profit	$156,601	$321,043
Add:
Stock-based compensation expense	7,382	9,112
Amortization of intangible assets expense	27,069	26,700
Depreciation expense	1,631	1,714
Impairment of intangible assets	226,516	—
Restructuring and reorganization costs	(53)	534
Adjusted gross profit	$419,146	$359,103
GAAP gross margin	31%	74%
Adjusted gross margin	82%	82%

Operating expenses reconciliation
Cost of revenue
GAAP cost of revenue	$351,637	$113,957
Stock-based compensation expense	(7,382)	(9,112)
Amortization of intangible assets expense	(27,069)	(26,700)
Depreciation expense	(1,631)	(1,714)
Impairment of intangible assets	(226,516)	—
Restructuring and reorganization costs	53	(534)
Adjusted cost of revenue	$89,092	$75,897
GAAP cost of revenue as a percentage of revenue	69%	26%
Adjusted cost of revenue as a percentage of revenue	18%	18%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended
	March 31,
	2026	2025

Research and development
GAAP research and development expense	$254,425	$220,625
Stock-based compensation expense	(38,628)	(50,595)
Amortization of intangible assets expense	(51,378)	(16,530)
Depreciation expense	(4,792)	(5,266)
Impairment of intangible assets	(3,998)	—
Restructuring and reorganization costs	(3,576)	(8,346)
Adjusted research and development expense	$152,053	$139,888
GAAP research and development expense as a percentage of revenue	50%	51%
Adjusted research and development expense as a percentage of revenue	30%	32%

Sales and marketing
GAAP sales and marketing expense	$195,377	$162,013
Stock-based compensation expense	(14,172)	(16,486)
Amortization of intangible assets expense	(38,967)	(42,420)
Depreciation expense	(2,013)	(2,154)
Impairment of intangible assets	(46,969)	—
Restructuring and reorganization costs	(2,314)	(7,900)
Adjusted sales and marketing expense	$90,942	$93,053
GAAP sales and marketing expense as a percentage of revenue	38%	37%
Adjusted sales and marketing expense as a percentage of revenue	18%	21%

General and administrative
GAAP general and administrative expense	$58,212	$66,340
Stock-based compensation expense	(16,687)	(19,123)
Depreciation expense	(1,405)	(1,433)
Impairment of intangible assets	(1,183)	—
Restructuring and reorganization costs	(1,066)	(3,565)
Adjusted general and administrative expense	$37,871	$42,219
GAAP general and administrative expense as a percentage of revenue	12%	15%
Adjusted general and administrative expense as a percentage of revenue	7%	10%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended
	March 31,
	2026	2025

Adjusted EPS reconciliation
GAAP net loss	$(346,927)	$(77,907)
Stock-based compensation expense	76,869	95,316
Amortization of intangible assets expense	117,414	85,650
Depreciation expense	9,841	10,567
Impairment of intangible assets	278,666	—
Restructuring and reorganization costs	6,903	20,345
Income tax impact of adjusting items	(37,534)	(27,764)
Adjusted net income used for calculation of adjusted EPS, before impact of dilutive instruments	$105,232	$106,207
Increase from forgone financing costs on dilutive convertible notes, net of tax	4,668	4,597
Adjusted net income used for calculation of adjusted EPS, including impact of dilutive instruments	$109,900	$110,804

Weighted-average common shares used in GAAP diluted net loss per share attributable to Unity Software Inc.	434,255	411,852
Convertible notes	41,348	30,494
Stock options and PVOs	2,941	6,863
Unvested RSUs, PVUs, and PSUs	6,805	5,166
ESPP	127	650
Non-GAAP weighted-average common shares used in adjusted EPS	485,476	455,025

GAAP diluted net loss per share attributable to Unity Software Inc.	(0.80)	(0.19)
Total impact on diluted net loss per share attributable to Unity Software Inc. from non-GAAP adjustments	1.04	0.45
Total impact on diluted net loss per share attributable to Unity Software Inc. from antidilutive common stock now included	(0.01)	(0.02)
Adjusted EPS	0.23	0.24

Free cash flow reconciliation
Net cash provided by operating activities	$71,286	$13,026
Less:
Purchases of property and equipment	(4,829)	(5,718)
Free cash flow	66,457	7,308

Net cash used in investing activities	(4,829)	(5,718)
Net cash provided by financing activities	11,643	12,248

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Cautionary Statement Regarding Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including statements regarding Unity’s outlook and future financial performance, including, but not limited to: (i) Unity’s ability to further enhance its platform, accelerate product innovation and enhance financial performance; (ii) expectations regarding Vector, including expectations regarding Vector’s improvements and performance and the expansion of Vector across both Create and Grow solutions; (iii) our strategic initiatives, including our continued investment and focus on artificial intelligence tools; (iv) expectations regarding Vector leveraging behavioral data available through Unity Runtime, including expectations of multi-year growth of the product portfolio and its impact on financial results; (v) statements regarding our product roadmap, products, projects, technology and ongoing product development; (vi) expectations regarding growth of Vector and its impact on Unity’s overall growth prospects, as well as revenue mix; (vii) statements regarding industry trends and business model evolution; (viii) statements regarding our market opportunity; (ix) expectations regarding our competitive position and growth prospects; (x) expectations regarding improvements in operating margins; (xi) expectations regarding future profitability, including our expectation to become GAAP profitable by the fourth quarter of 2026; (xii) plans to pay off future obligations; and (xiii) Unity’s financial guidance for future periods. The words “aim,” “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, high interest rates, tariffs, sanctions and trade barriers, and limited credit availability which could further cause economic uncertainty and volatility; (ii) Unity’s ability to compete effectively; (iii) adverse changes in the geopolitical relationship between the U.S. and China; (iv) Unity’s ability to develop, deploy, maintain, manage, or commercialize artificial intelligence-enabled products; (v) Unity’s ability to address issues raised by the development or use of artificial intelligence in its offerings, or the use of artificial intelligence by its customers, personnel, vendors and competitors; (vii) Unity’s ability to execute its plans to realign its business and to right-size its investments, including the sunset of the ironSource Ads Network and the planned divestiture of its Supersonic game publishing business; (vii) the impact of any decisions to change how Unity prices its products and services; (viii) Unity’s ability to achieve and sustain profitability; (ix) Unity’s ability to retain existing customers and expand the use of its platform, or attract new customers; (x) Unity’s ability to further expand into adjacent business areas or new industries; (xi) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers’ business practices; (xii) Unity’s ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (xiii) breaches in its security measures, unauthorized access to its platform, data, or its customers’ or other users’ personal data; (xiv) Unity’s ability to manage growth effectively and manage costs effectively; (xv) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xvi) Unity’s ability to attract, manage and retain its talent; (xvii) Unity’s ability to adapt effectively to rapidly changing technology, evolving industry standards, changing regulations, or changing customer needs, requirements, or preferences; and (xviii) the effectiveness of Vector. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on February 11, 2026 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward looking statements after the date of this release except as required by law.

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Contacts:
Investor Relations:
Alex Giaimo, Head of Investor Relations
alex.giaimo@unity3d.com

Media Relations:
UnityComms@unity3d.com

Source: Unity Software Inc.

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